[SMBC LOGO]	SUMITOMO MUTSUI BANKING CORPORATION

New York Branch
277 Park Avenue
New York, NY 10172
Tel:  (212) 224-4000

January 28, 2002

BY FACSIMILE (212) 838-0469

The Talbots, Inc.
One Talbots Drive
Hingham, MA 02043-1586
Attention:  Mr. Katsuhiko Natori

Re:	Revolving Credit Agreement dated as of January 25, 1994, as amended, between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation as successor to The Sakura Bank, Limited (The “Agreement”)

Ladies and Gentlemen:

We refer to your Request for Extension dated December 20, 2001 delivered pursuant to Section 14(j)(i) of the Agreement. As provided in Section 14(j)(ii) of the Agreement, we hereby accept your request to extend the expiration of the Revolving Credit Period to January 28, 2004.

Sincerely,

SUMITOMO MITSUI BANKING CORPORATION By: KENICHI HOSOMI —————————————— Kenichi Hosomi Senior Vice President